UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of report (Date of earliest event reported) May 23, 2003

                                   ----------

                             SIGA Technologies, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                        0-23047              13-3864870
(State or other Jurisdiction of         (Commission          (I.R.S. Employer
 Incorporation or Organization)         File Number)      Identification Number)

                         420 Lexington Avenue, Suite 601
                            New York, New York 10170
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (212) 672-9100
              (Registrant's telephone number, including area code)

This Amendment No. 1 to Current Report on Form 8-K/A ("Amendment") amends the Current Report on Form 8-K filed by the registrant on May 23, 2003 (the "Report"). This Amendment is being filed to provide the financial information required by Items 7(a) and 7(b). Items 7(a) and 7(b) are hereby amended to read as follows:

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial Statements.

      Report of Independent Auditors.

      Consolidated Balance Sheets of Plexus Vaccine Inc. ("Plexus") as of March 31, 2003 (unaudited), December 31, 2002 and December 31, 2001.

      Consolidated Statements of Operations of Plexus for the three months ended March 31, 2003 (unaudited) and March 31, 2002 (unaudited), for the year ended December 31, 2002 and for the period from April 27, 2001 (inception) to December 31, 2001.

      Consolidated Statements of Stockholders' (Deficit) Equity of Plexus as of March 31, 2003 (unaudited), December 31, 2002 and December 31, 2001.

      Consolidated Statements of Cash Flows of Plexus for the three months ended March 31, 2003 (unaudited) and March 31, 2002 (unaudited), for the year ended December 31, 2002 and for the period from April 27, 2001 (inception) to December 31, 2001.

      Notes to Consolidated Financial Statements.

                         Report of Independent Auditors

To the Board of Directors and
Stockholders of Plexus Vaccine Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' (deficit) equity and of cash flows present fairly, in all material respects, the financial position of Plexus Vaccine Inc. and its subsidiary (the "Company") at December 31, 2002 and 2001, and the results of their operations and their cash flows for the year ended December 31, 2002 and for the period from April 27, 2001 (date of inception) through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As explained in Note 1, in May 2003, SIGA Technologies, Inc. acquired substantially all of the assets and assumed certain liabilities of the Company in accordance with the terms of an asset purchase agreement.


                                           /s/ PricewaterhouseCoopers LLP

New York, New York
July 17, 2003

Plexus Vaccine Inc.
Consolidated Balance Sheets
--------------------------------------------------------------------------------

                                                             March 31,            December 31,
                                                                2003           2002           2001
                                                            -----------    ------------   -----------
                                                            (Unaudited)
Assets

Current assets:
  Cash and cash equivalents                                 $    18,723    $    31,689    $   378,596
  Accounts receivable                                                --         30,000             --
                                                            -----------    -----------    -----------

     Total current assets                                        18,723         61,689        378,596

  Equipment, net                                                 27,940         33,152         22,241
  Other assets                                                    8,612          9,360         18,408
                                                            -----------    -----------    -----------
     Total assets                                           $    55,275    $   104,201    $   419,245
                                                            ===========    ===========    ===========

Liabilities and Stockholders' (Deficit) Equity:

Current liabilities:
  Accounts payable and accrued expenses                     $   384,011    $   234,420    $    87,411
  Deferred revenue                                               34,499         86,425             --
  Deferred salary                                               157,805        102,402             --
  Notes payable and related interest                            624,153        472,138             --
                                                            -----------    -----------    -----------

     Total liabilities                                        1,200,468        895,385         87,411

Commitments (Note 8)

Stockholders' (deficit) equity:
  Preferred stock (no par value, 20,000,000 shares
    authorized, none issued and outstanding)                         --             --             --
  Common stock (no par value, 80,000,000 shares
    authorized, 2,794,000, 2,794,000 and 2,730,000
    issued and outstanding at 2003, 2002 and 2001,
    respectively)                                             2,583,167      1,258,628        977,079
  Notes receivable                                              (35,000)       (35,000)       (36,122)
  Deferred compensation                                         (13,800)            --             --
  Accumulated deficit                                        (3,679,560)    (2,014,812)      (609,123)
                                                            -----------    -----------    -----------

     Total stockholders' (deficit) equity                    (1,145,193)      (791,184)       331,834
                                                            -----------    -----------    -----------
     Total liabilities and stockholders' (deficit) equity   $    55,275    $   104,201    $   419,245
                                                            ===========    ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.

Plexus Vaccine Inc.
Consolidated Statements of Operations
--------------------------------------------------------------------------------

                                                                             For the Period
                                                                                  From
                                                                             April 27, 2001
                                     Three Months Ended         Year Ended   (inception) to
                                         March 31,             December 31,   December 31,
                                     2003           2002           2002           2001
                                 -----------    -----------    ------------  --------------
                                        (Unaudited)
Revenues:
  Grant and contract revenues    $    65,100    $     3,991    $   172,378     $        --
                                 -----------    -----------    -----------     -----------
Operating expenses:
  General and administrative         570,176        174,406        573,836         330,014
  Research and development           214,076        159,280        937,593         287,562
                                 -----------    -----------    -----------     -----------
      Total operating expenses       784,252        333,686      1,511,429         617,576
                                 -----------    -----------    -----------     -----------
      Operating loss                (719,152)      (329,695)    (1,339,051)       (617,576)

  Interest (expense) / income       (945,596)         1,248        (66,638)          8,453
                                 -----------    -----------    -----------     -----------

      Net loss                   $(1,664,748)   $  (328,447)   $(1,405,689)    $  (609,123)
                                 ===========    ===========    ===========     ===========

The accompanying notes are an integral part of these consolidated financial statements.

Plexus Vaccine Inc.
Consolidated Statements of Stockholders' (Deficit) Equity
--------------------------------------------------------------------------------

                                                                          Stockholders' (Deficit) Equity
                                                 ----------------------------------------------------------------------------------
                                                                              Notes       Deferred     Accumulated   Stockholders'
                                                       Common Stock        Receivable   Compensation     Deficit   (Deficit) Equity
                                                 ------------------------  -----------  ------------   ----------- ----------------
                                                     Shares     Amount
Balance at April 27, 2001 (inception)                     --  $        --  $        --   $        --   $        --   $        --

Shares issued to founder                             200,000        2,000           --            --            --         2,000

Proceeds from issuance and sale of
  common stock ($0.05 - $1.00 per share)           1,850,000      820,000           --            --            --       820,000

Shares issued to employees for notes receivable      400,000       35,000      (35,000)           --            --            --

Interest on notes receivable                              --           --       (1,122)           --            --        (1,122)

Compensation expense in connection
  with services performed for shares                 280,000       75,584           --            --            --        75,584

Issuance of compensatory stock options
  and warrants to non-employees                           --       44,495           --            --            --        44,495

Net loss                                                  --           --           --            --      (609,123)     (609,123)
                                                 -----------  -----------  -----------   -----------   -----------   -----------
Balance at December 31, 2001                       2,730,000      977,079      (36,122)           --      (609,123)      331,834

Bonus compensation for interest
  on notes receivable                                     --           --        1,122            --            --         1,122

Compensation expense in connection
  with services performed for shares                  64,000       99,463           --            --            --        99,463

Issuance of compensatory stock options
  and warrants to non-employees                           --       73,984           --            --            --        73,984

Issuance of warrants in connection with
  bridge financing                                        --      108,102           --            --            --       108,102

Net loss                                                  --           --           --            --    (1,405,689)   (1,405,689)
                                                 -----------  -----------  -----------   -----------   -----------   -----------
Balance at December 31, 2002                       2,794,000    1,258,628      (35,000)           --    (2,014,812)     (791,184)

Compensation expense in connection with
  services performed                                      --        8,271           --       (13,800)           --        (5,529)

Issuance of warrants in connection with
  bridge financing and deferred compensation              --    1,316,268           --            --            --     1,316,268

Net loss                                                  --           --           --            --    (1,664,748)   (1,664,748)
                                                 -----------  -----------  -----------   -----------   -----------   -----------
Balance at March 31, 2003 (Unaudited)              2,794,000  $ 2,583,167  $   (35,000)  $   (13,800)  $(3,679,560)  $(1,145,193)
                                                 ===========  ===========  ===========   ===========   ===========   ===========

The accompanying notes are an integral part of these consolidated financial statements.

Plexus Vaccine Inc.
Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                            For the Period
                                                                                                From
                                                                                            April 27, 2001
                                                      Three Months Ended        Year Ended  (inception) to
                                                           March 31,           December 31,  December 31,
                                                       2003          2002          2002          2001
                                                   -----------   -----------   ------------ --------------
                                                          (Unaudited)
Cash flows from operating activities:
  Net loss                                         $(1,664,748)  $  (328,447)  $(1,405,689)   $  (609,123)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
     Depreciation and amortization                       5,212         1,462        13,347          3,517
     Non-cash compensation expense                     439,369        22,749       173,447        122,079
     Accrued interest receivable
      on notes receivable                                   --          (613)        1,122         (1,122)
     Accrued interest on notes payable                  10,600            --        21,553             --
     Interest expense for warrants issued below
      fair value related to a bridge financing         862,650            --            --             --
     Accretion to notes payable                         72,135            --        44,687             --
  Changes in assets and liabilities:
     Decrease (increase) in accounts receivable         30,000       (15,965)      (30,000)            --
     Decrease (increase) in other assets                   748         4,527         9,048        (18,408)
     Increase (decrease) in accounts payable
      and accrued expenses                             149,591       (29,583)      147,009         87,411
     (Decrease) increase in deferred revenue           (51,926)       11,974        86,425             --
     Increase in deferred salary                        55,403            --       102,402             --
                                                   -----------   -----------   -----------    -----------
     Net cash used in operating activities             (90,966)     (333,896)     (836,649)      (415,646)
                                                   -----------   -----------   -----------    -----------
Cash flows from investing activities:
  Purchases of fixed assets                                 --       (14,998)      (24,258)       (25,758)
                                                   -----------   -----------   -----------    -----------
     Net cash used in investing activities                  --       (14,998)      (24,258)       (25,758)
                                                   -----------   -----------   -----------    -----------
Cash flows from financing activities:
  Proceeds from issuance of common stock                    --            --            --        820,000
  Proceeds from bridge note financing                   28,000       125,000       514,000             --
  Proceeds from loan from Siga Technologies, Inc.       50,000            --            --             --
                                                   -----------   -----------   -----------    -----------
     Net cash provided by financing activities          78,000       125,000       514,000        820,000
                                                   -----------   -----------   -----------    -----------
Net decrease in cash and cash equivalents              (12,966)     (223,894)     (346,907)       378,596
Cash and cash equivalents, beginning of period          31,689       378,596       378,596             --
                                                   -----------   -----------   -----------    -----------
Cash and cash equivalents, end of period           $    18,723   $   154,702   $    31,689    $   378,596
                                                   ===========   ===========   ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.

Plexus Vaccine Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

1.    Operations and Basis of Presentation

      Plexus Vaccine Inc. ("Plexus" or the "Company") was incorporated in the State of California on April 27, 2001 ("Inception"). The Company is a structure-based rational vaccine design and development company directed toward the convergence of structural biology, pharmacogenomics and molecular immunology. The Company is employing its technologies to formulate and test a vaccine candidate for severe acute respiratory syndrome, or "SARS".

      The Company has a subsidiary, Plexus Denmark ApS (the "Subsidiary") that was incorporated in Denmark on January 2, 2002. The Subsidiary performs research in immunological bioinformatics and computational prediction and experimental validation of key antigenic elements of pathogens.

      On May 23, 2003, SIGA Technologies, Inc. ("SIGA") acquired substantially all of the assets and assumed certain liabilities of the Company in accordance with the terms of an asset purchase agreement dated May 14, 2003 for 1,950,000 shares of SIGA common stock. In addition, SIGA issued 190,950 options and warrants to purchase common shares of SIGA to certain holders of options and warrants of the Company.

      Prior to the closing, SIGA had loaned the Company $50,000 in March 2003 and $20,000 in May 2003 at an interest rate of 6% as well as made certain other payments on behalf of the Company.

      In the opinion of management, the accompanying unaudited consolidated financial statements as of March 31, 2003 and for the three-month periods ended March 31, 2002 and 2001, contain all adjustments (normal and recurring in nature) necessary to present fairly the financial position, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America applicable to interim periods. The results of operations for any interim period are not necessarily indicative of the results to be expected for the full fiscal year or any future period.

2.    Summary of Significant Accounting Policies

      Principles of Consolidation

      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

      Cash and cash equivalents

      Cash and cash equivalents consist of short term, highly liquid investments, with original maturities of less than three months when purchased and are stated at cost. Interest is accrued as earned.

      Equipment

      Equipment is stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets, which are as follows: computer equipment - 3 years, laboratory equipment - 5 years, and furniture and fixtures - 7 years.

      Revenue recognition

      The Company applies the guidance provided by Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB 101"). Under the provisions of SAB 101 the Company recognizes revenue from government research grants, contract research and development and progress payments as services are performed, provided a contractual arrangement exists, the contract price is fixed and determinable, and the collection of the resulting receivable is probable. In

Plexus Vaccine Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      situations where the Company receives payment in advance of the performance of services, such amounts are deferred and recognized as revenue as the related services are performed. Non-refundable fees are recognized as revenue over the term of the arrangement or based on the percentage of costs incurred to date, estimated costs to complete and total expected contract revenue. Milestone payments, which generally are related to substantial scientific or technical achievements are recognized in income when the milestone is accomplished.

      Research and development

      Research and development costs are expensed as incurred and include costs of third parties who conduct research and development, pursuant to development and consulting agreements, on behalf of the Company. Costs related to the acquisition of technology rights, for which development work is still in process, and that have no alternative future uses, are expensed as incurred and considered a component of research and development costs.

      Income taxes

      Income taxes are accounted for under the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

      Accounting estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant estimates include the value of options and warrants granted by the Company. Actual results could differ from those estimates.

      Fair value of financial instruments

      The carrying value of cash and cash equivalents, and accounts payable and accrued expenses approximates fair value due to the relatively short maturity of these instruments.

      Accounting for stock based compensation

      The Company has elected to account for its stock-based compensation programs according to the provisions of Accounting Principles Board Opinion No. 25, ("APB 25") "Accounting for Stock Issued to Employees" as provided for by Statement of Financial Accounting Standard ("FAS") No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). Accordingly, compensation expense has been recognized to the extent of employee or director services rendered based on the intrinsic value of compensatory options or shares granted under the plans. The Company has adopted the disclosure provisions required by FAS 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of FAS 123."

      Had compensation cost for stock options granted been determined based upon the fair value at the grant date for awards, consistent with the methodology prescribed under FAS 123, the Company's net loss would have been as follows:

Plexus Vaccine Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                                                                  For the Period
                                                                                      From
                                                                                  April 27, 2001
                                            Three Months Ended      Year Ended    (inception) to
                                                 March 31,          December 31,   December 31,
                                            2003          2002          2002           2001
                                        -----------   -----------   ------------  --------------
                                               (Unaudited)
Net loss, as reported                   $(1,664,748)  $  (328,447)  $(1,405,689)  $     (609,123)
Add: Stock-based employee compensation
   recorded under APB No. 25                    600            --            --               --
Deduct: Total stock-based employee
   compensation expense determined
   under fair value based method             (2,726)       (2,521)       (8,363)          (2,626)
                                        -----------   -----------   -----------   --------------
Pro forma, net loss                     $(1,666,874)  $  (330,968)  $(1,414,052)  $     (611,749)
                                        ===========   ===========   ===========   ==============

      The weighted average fair value of the options granted to employees during 2002 and 2001 was $0.19 and $0.17, respectively on the date of the respective grant using the Black-Scholes option-pricing model. The following weighted-average assumptions utilizing the minimum volatility method used for 2002 and 2001 were the following: no dividend yield, risk free interest rates of 4.18% for 2002 and 3.74% for 2001 and an expected term of 5 years for 2002 and 2001.

3.    Revenues and Accounts Receivable Concentration

      For the year ended December 31, 2002, revenue was earned from four contracts with each contract consisting of more than 10% of total revenues. As of December 31, 2002, one customer accounted for the accounts receivable balance.

4.    Bridge Financing

            First Bridge Financing

      From March through June 2002, the Company completed a bridge financing. The gross proceeds of the bridge financing were $292,000. In connection with the bridge financing, the Company issued promissory notes in the aggregate principal amount of $292,000 (the "First Bridge Notes"). The First Bridge Notes accrued interest at a rate of 8% per annum and were due and payable, together with accrued interest at the earlier of (a) a closing of a Qualified Financing, as defined, (b) Merger, as defined, (c) Asset Sale, as defined, or (d) March 1, 2003. Due to the fact that there was no financing, merger or asset sale entered into by March 1, 2003, the holders of the First Bridge Notes had the option to convert the First Bridge Notes into common stock of Plexus based on a price of $1.00 per share. The First Bridge Notes contained detachable warrants to purchase an aggregate 58,400 shares of common stock at an exercise price of $1.00 per share (the "First Bridge Warrants"). The First Bridge Warrants expire ten years from the date of issuance.

      The gross proceeds from the bridge financing were allocated to the First Bridge Notes and the First Bridge Warrants based on their relative fair values at the date of the bridge financing. The Company recorded the First Bridge Notes at a discount of approximately $39,000. Such discount represents the portion of the gross proceeds from the bridge financing that was allocated to the First Bridge Warrants, and was amortized from the date of the agreement through March 1, 2003. For the year ended December 31, 2002, amortization expense for the discount was approximately $27,000.

Plexus Vaccine Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      Second Bridge Financing

      From July 2002 through December 2002, the Company completed another bridge financing. The gross proceeds of the bridge financing were $250,000. In 2002, in connection with the bridge financing, the Company issued promissory notes in the aggregate principal amount of $222,000 (the "Second Bridge Notes"). The Second Bridge Notes accrued interest at a rate of 8% per annum and were due and payable, together with accrued interest at the earlier of (a) a closing of a Qualified Financing, as defined, or
      (b) March 1, 2003. Due to the fact that there was no financing entered into by March 1, 2003, the holders of the Second Bridge Notes had the option to convert the Second Bridge Notes into common stock of Plexus based on a price of $0.10 per share. The Second Bridge Notes contained detachable warrants to purchase an aggregate number of warrants based on 60% of the Second Bridge Notes (the "Second Bridge Warrants"). Due to the fact that there was no financing entered into by March 1, 2003, the Second Bridge Warrants amounted to 1,332,000 warrants to purchase shares of common stock at an exercise price of $0.10, resulting in additional interest expense of approximately $766,000 in 2003. The Second Bridge Warrants expire ten years from the date of issuance.

      The gross proceeds from the bridge financing were allocated to the Second Bridge Notes and the Second Bridge Warrants based on their relative fair values at the date of the bridge financing. The Company recorded the Bridge Notes at a discount of approximately $69,000. Such discount represents the portion of the gross proceeds from the bridge financing that was allocated to the Second Bridge Warrants, and were amortized from the date of the agreement through March 1, 2003. For the year ended December 31, 2002, amortization expense for the discount was approximately $18,000.

      Subsequent to December 31, 2002, the Company issued additional Second Bridge Notes for gross proceeds of $28,000 with an accrued interest rate of 8% and detachable warrants to purchase an aggregate number of warrants based on 60% of the Second Bridge Notes. Due to the fact that there was no financing entered into by March 1, 2003, the Second Bridge Warrants amounted to 168,000 warrants to purchase shares of common stock at an exercise price of $0.10, resulting in additional interest expense of approximately $97,000 in 2003. The Second Bridge Warrants expire ten years from the date of issuance.

5.    Stockholders' Equity

      At December 31, 2002, the Company's authorized share capital consisted of 100,000,000 shares, of which 80,000,000 are designated common shares having no par value and 20,000,000 are designated preferred shares having no par value. The Company's Board of Directors is authorized to issue preferred shares in series with rights, privileges and qualifications of each series determined by the Board. As of December 31, 2002, there were no preferred shares issued.

      During 2001, the Company raised proceeds of $820,000 from third party investors for 1,850,000 shares of common stock. The holders of the outstanding Common Stock will be entitled to one vote per share and will be entitled to elect one director of the Company at each annual election of the Board.

6.    Stock Options and Warrants

      In 2001, the Company adopted a Stock Option Plan (the "Plan") pursuant to which incentive stock options up to 400,000 shares of the Company's common stock may be issued under the Plan to employees. The exercise price of incentive stock options granted under the Plan may not be less than 100% of the fair market value of the underlying shares at the grant date. The term of the options may be no more than 10 years from the date of grant. Options generally vest at a rate of 25% after 12 months and 6.25% every three-months thereafter.

      The following table summarizes the activity of the Company's stock option plan to employees:

Plexus Vaccine Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                                Number of      Weighted average
                                                 options        exercise price

      Outstanding - April 27, 2001                    --                 --
      Granted                                    300,000           $   1.00
                                                --------           --------
      Outstanding - December 31, 2001            300,000               1.00
      Granted                                     18,000               1.00
      Forfeited                                 (100,000)              1.00
                                                --------           --------

      Outstanding - December 31 2002             218,000           $   1.00
                                                ========           ========

      Exercisable at December 31, 2002            51,563           $   1.00
                                                ========           ========
      As of December 31, 2002, 182,000 options were available for grant under the Company's Plan. The weighted average life of the outstanding options at December 31, 2002 and 2001 was 8.83 and 9.78 years, respectively.

      Stock options and warrants granted to members of the advisory board as well as to other non-employees outside of the plan were 156,000 and 208,400 for 2002 and 2001, respectively, which vest over a period of two to four years. In accordance with Emerging Issues Task Force Abstract No. 96-18, Accounting for Equity Investments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, the Company is recording the value of the services received based on the fair value of the options and warrants provided, which is more reliably measurable than the value of the services received. For 2002 and 2001, the Company recorded the estimated fair value of the vested portion of the options and warrants using the Black-Scholes option pricing model, of approximately $74,000 and $44,000, respectively, as an expense.

      The fair value of the options and warrants granted to the advisory board and non-employees is estimated using the Black-Scholes option pricing model. The weighted average assumptions used for grants to non-employees made in 2002 and 2001 were as follows: zero dividend yield; risk-free interest rates of 2.73% and 4.33%, respectively; expected lives of 5 years; and expected volatility of 100%. The weighted average fair value of options and warrants granted to non-employees during 2002 and 2001 was $0.40 and $0.84 per share, respectively.

7.    Income Taxes

      The Company has incurred losses since inception, which have generated net operating loss carryforwards of approximately $1,421,000 and $522,000, respectively, at December 31, 2002 and 2001 for federal and state income tax purposes.

      The net operating loss carryforwards result in a noncurrent deferred tax asset at December 31, 2002 and 2001 of approximately $568,000 and $209,000, respectively. In consideration of the Company's accumulated losses and the uncertainty of its ability to utilize this deferred tax asset in the future, the Company has recorded a valuation allowance of an equal amount on such date to fully offset the deferred tax asset.

      For 2002 and 2001, the Company's effective tax rate differs from the federal statutory rate principally due to net operating losses and other temporary differences for which no benefit was recorded, state taxes and other permanent differences.

Plexus Vaccine Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

8.    Commitments

                         License and research agreements

      In July 2001, and as modified in April 2002, the Company entered into an alliance agreement with Molsoft LLC ("Molsoft"). The alliance agreement references a software license agreement, in which the Company licensed certain technology from Molsoft under a non-exclusive license agreement. The term of the license agreement expires in June 2006, unless extended by the mutual consent of both parties. The Company will pay Molsoft annual payments for an aggregate total of $780,000 for the five-year agreement and $225,000 per annum if the agreement is extended.

      In March 2002, the Company entered into a license agreement with Soeren Brunack and Soeren Buus ("Inventors") for certain license patents and a number or pending patents filed by the Inventors. In consideration for the exclusive license and other rights, the Company was to pay each Inventor a payment of $25,000 upon the closing of a financing and an annual cash payment of $20,000 during the first four years of the agreement. In addition, the Inventors are entitled to royalties of up to 4% if the license is used in development and sale of the licensed patents and license methods, as defined, and 20% for any consideration received for sub-licensing the licensed patents or licensed methods, as defined.

      In June 2002, the Company entered into a research collaboration agreement with the Technical University of Denmark BioCentrum-DTU ("DTU") within the area of computational prediction of vaccines epitomes. The Company will pay annually up to approximately $416,000 to DTU for research funding of salaries, research and development and administrative expenses. The Company must pay at a minimum approximately $7,000 per month in order to not be in breach of the provisions of the agreement. The agreement expires in June 2004.

                                Operating leases

      In 2001, the Company entered into operating sub-lease agreements for the two offices it uses. The Company's laboratory office has a month-to-month term with a 30-day notice to terminate. The Company's main office lease will expire in June 2004. Rent expense for 2002 and 2001 was approximately $40,000 and $21,000, respectively. Minimum future rental commitments under these leases are approximately $21,000 for 2003 and $21,000 for 2004.

                              Employment agreements

      In May 2001, the Company granted the President and Chief Executive Officer ("Executive") of the Company 200,000 shares for $2,000 as founder shares. In addition, 300,000 shares were granted to the Executive for a promissory note of $15,000. The promissory note accrued interest at a rate of 7% per annum and is payable on December 31, 2003.

      In October 2001, the Company and Executive entered into an employment agreement that can be terminated at any time with 2 weeks notice. Under the agreement, the Executive was paid annual compensation of $216,000 with severance pay upon termination, and was granted 100,000 stock options to purchase the Company's common stock at $1.00 per share. One quarter of the options vest after one year, with the remainder vesting quarterly over a three-year period.

      In July 2002, the Company entered into a salary reduction and bonus agreement with the Executive, whereby the Executive deferred her salary for a 10% bonus on the deferment to be repaid upon a Qualified Financing, as defined. As additional compensation, the Company granted warrants at 60% of all salary deferred divided by the price per share of the Qualified Financing, as defined, or $0.10 if there was no Qualified Financing by March 1, 2003.

      In March 2003, the Company memorialized various modifications, which had been made previously to the July 2002 agreement concerning the deferred compensation and bonus of the Executive. Pursuant to the July 2002

Plexus Vaccine Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      and March 2003 agreements, the Company granted to the Executive a warrant to purchase 624,000 shares of the Company's common stock at $0.10 per share for a term of 10 years and the option to convert 50% of the deferred salary into 522,600 shares of common stock. In addition, the Company forgave its note receivable of $15,000 from the Executive for the purchase of 300,000 shares of common stock in 2001 as well as granted a cash bonus of $8,000 for tax liabilities in relation to the forgiveness of the note.

      In 2003, in connection with the warrants and shares granted, the Company recorded a compensation charge of approximately $412,000.

      In 2001, the Company issued 100,000 shares of common stock to the Vice President of Research and Development of the Company for a promissory note of $20,000. The promissory note accrued interest at a rate of 7% per annum and is payable on December 31, 2003. In May 2003, the promissory note was forgiven and the Company recorded a compensation charge for the forgiveness of the note.

9.    Subsequent Events

      In March 2003, the Company granted a warrant to purchase 34,440 shares of the Company's common stock at $0.10 per share for a term of 10 years and 60,060 shares of common stock for deferred compensation. In 2003, in connection with this agreement, the Company will record a compensation charge of approximately $33,000.

      In March 2003, the Company granted options to two new members of the Board of Directors to purchase an aggregate of 90,000 shares of the Company's common stock. The options have an exercise price of $0.30 per share and vest quarterly over a two-year period. Based on the intrinsic value of the common stock at the date of grant, the Company will record an aggregate amount of approximately $14,000 in compensation expense for these options over the two-year period.

      In May 2003, the Company adjusted the conversion price of the First Bridge Notes from $1.00 to $0.30 on condition that the holders of the First Bridge Notes convert 70% of the loan into common stock of the Company. The discount is considered additional interest expense to the holders of the First Bridge Notes and, in 2003 the Company will record approximately $681,000 to interest expense.

      In May 2003, in connection with the closing of the asset purchase agreement with SIGA, 2,041,390 warrants were exercised into common stock at an exercise price of $0.10 per warrant, approximately $320,000 Bridge Notes and related interest and deferred salary converted into 3,198,840 common stock at $0.10 per share and approximately $263,000 Bridge Notes and related interest converted into 876,580 shares of common stock at $0.30 per share.

(b) Pro Forma Financial Information.

      Introduction to Unaudited Pro Forma Financial Information

      Unaudited Pro Forma Balance Sheet as of March 31, 2003.

      Unaudited Pro Forma Statement of Operations for the three months ended March 31, 2003.

      Unaudited Pro Forma Statement of Operations for the year ended December 31, 2002.

      Notes to Unaudited Pro Forma Financial Statements.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On May 23, 2003, SIGA Technologies, Inc. ("SIGA") acquired substantially all of the assets of Plexus Vaccine Inc. ("Plexus") and assumed certain liabilities in exchange for 1,950,000 shares of SIGA's common stock and 190,950 of SIGA's options and warrants at an exercise price of $1.62 per share.

The following unaudited pro forma financial statements give effect to the asset purchase agreement between SIGA and Plexus. The unaudited pro forma balance sheet is based on the individual balance sheets of SIGA and Plexus appearing in SIGA's most recent annual and quarterly reports and elsewhere in this amended current report, respectively, and has been prepared to reflect the transaction by SIGA and Plexus as of March 31, 2003. The unaudited pro forma statement of operations is based on the individual statements of operations of SIGA and Plexus appearing in SIGA's most recent annual and quarterly reports and elsewhere in this amended current report, respectively, and combines the results of operations of SIGA and Plexus for the three months ended March 31, 2003 and for the year ended December 31, 2002 as if the transaction occurred on January 1, 2002.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisition had been consummated as of the beginning of the periods presented, nor are they necessarily indicative of future operating results or financial position of SIGA. A preliminary allocation of the purchase price has been made to certain identifiable tangible and intangible assets based on information available to the management of SIGA at the date of the preparation of the accompanying pro forma financial statements. The pro forma financial information does not give effect to any costs savings or incremental costs, which may result from the integration of SIGA and Plexus operations.

                     SIGA Technologies Inc. and Subsidiaries
                        Unaudited Pro Forma Balance Sheet
                              As of March 31, 2003

                                                                  Historical                          Pro Forma
                                                        ------------------------------    ------------------------------------
                                                          SIGA (1)          Plexus (1)    Adjustments (2)(3)        Combined
                                                        ------------       -----------    -----------------       ------------
Assets
Current assets:
    Cash and cash equivalents                           $  1,669,469       $    18,723           (18,723)(E)      $  1,669,469
    Accounts receivable                                      178,046                --                --               178,046
    Prepaid expenses                                         113,902                --           (50,000)(A)            63,902
                                                        ------------       -----------       -----------          ------------
        Total current assets                               1,961,417            18,723           (68,723)            1,911,417

Equipment, net                                               504,039            27,940              (229)(B)           531,750
Intangible assets                                                 --                --         3,639,000 (C)         3,639,000
Goodwill                                                          --                --           777,000 (C)           777,000
Other assets                                                 149,562             8,612            (8,612)(E)           149,562
                                                        ------------       -----------       -----------          ------------
        Total assets                                    $  2,615,018       $    55,275       $ 4,338,436          $  7,008,729
                                                        ============       ===========       ===========          ============

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                    $    381,168       $   193,822       $        --          $    574,990
    Accrued expenses and other                               151,061           190,189           157,161 (D)           498,411
    Deferred salary                                               --           157,805           (58,273)(E)            99,532
    Deferred revenue                                              --            34,499                --                34,499
    Notes payable and related interest                            --           624,153           (50,000)(A)
                                                                                                (520,518)(E)            53,635
                                                        ------------       -----------       -----------          ------------
        Total liabilities                                    532,229         1,200,468          (471,630)            1,261,067
                                                        ------------       -----------       -----------          ------------

Commitments and contingencies

Stockholders' equity
    Series A convertible preferred stock                      81,321                --                --                81,321
    Common stock                                               1,325         2,583,167        (2,583,167)(E)
                                                                                                     195 (F)             1,520
    Additional paid-in capital                            32,413,783                --         3,408,805 (F)
                                                                                                 255,873 (G)        36,078,461
    Deferred compensation                                         --           (13,800)           13,800 (E)                --
    Notes receivable                                              --           (35,000)           35,000 (E)                --
    Accumulated deficit                                  (30,413,640)       (3,679,560)        3,679,560 (E)       (30,413,640)
                                                        ------------       -----------       -----------          ------------
        Total shareholders' equity                         2,082,789        (1,145,193)        4,810,066             5,747,662
                                                        ------------       -----------       -----------          ------------
        Total liabilities and shareholders' equity      $  2,615,018       $    55,275       $ 4,338,436          $  7,008,729
                                                        ============       ===========       ===========          ============

See notes to Unaudited Pro Forma Financial Statements.

                    SIGA Technologies, Inc. and Subsidiaries
                   Unaudited Pro Forma Statement of Operations
                    For the Three Months Ended March 31, 2003

                                                                    Historical                          Pro Forma
                                                          ------------------------------    -----------------------------------
                                                             SIGA (1)         Plexus (1)    Adjustments (2)(4)       Combined
                                                          ------------       -----------    ------------------     ------------
Revenues:
     Grants and research and development contracts        $    205,144       $    65,100       $        --         $    270,244
                                                          ------------       -----------       -----------         ------------
          Total revenues                                       205,144            65,100                --              270,244
                                                          ------------       -----------       -----------         ------------

Operating expenses:
     General and administrative                                560,308           570,176            50,500 (H)        1,180,984
     Research and development                                  477,499           214,076           101,088 (I)          792,663
     Patent preparation fees                                    55,932                --                --               55,932
                                                          ------------       -----------       -----------         ------------
          Total operating expenses                           1,093,739           784,252           151,588            2,029,579
                                                          ------------       -----------       -----------         ------------

          Operating loss                                      (888,595)         (719,152)         (151,588)          (1,759,335)

     Interest income / (expense)                                 6,357          (945,596)               --             (939,239)
                                                          ------------       -----------       -----------         ------------

     Net loss applicable to common shareholders           $   (882,238)      $(1,664,748)      $  (151,588)        $ (2,698,574)
                                                          ============       ===========       ===========         ============

     Weighted average number of common shares
         outstanding                                        13,243,162                           1,950,000 (J)       15,193,162
                                                          ============                         ===========         ============

     Weighted average common shares outstanding used
         for basic and diluted loss per share                    (0.07)                                                   (0.18)
                                                          ============                                             ============

See notes to Unaudited Pro Forma Financial Statements.

                    SIGA Technologies, Inc. and Subsidiaries
                   Unaudited Pro Forma Statement of Operations
                      For the Year Ended December 31, 2002

                                                                             Historical                         Pro Forma
                                                                   ----------------------------    --------------------------------
                                                                      SIGA (1)       Plexus (1)    Adjustments (2)(4)     Combined
                                                                   ------------     -----------    ------------------   -----------
Revenues:
     Research and development contracts                            $    344,450     $   172,378      $         --       $   516,828
                                                                   ------------     -----------      ------------       -----------
          Total revenues                                                344,450         172,378                --           516,828
                                                                   ------------     -----------      ------------       -----------

Operating expenses:
     General and administrative                                       1,838,470         573,836           202,000 (H)     2,614,306
     Reseach and development                                          1,766,368         937,593           404,350 (I)     3,108,311
     Patent preparation fees                                            104,700              --                --           104,700
                                                                   ------------     -----------      ------------       -----------
          Total operating expenses                                    3,709,538       1,511,429           606,350         5,827,317
                                                                   ------------     -----------      ------------       -----------

          Operating loss                                             (3,365,088)     (1,339,051)         (606,350)       (5,310,489)

     Interest income / (expense)                                         34,061         (66,638)               --           (32,577)
                                                                   ------------     -----------      ------------       -----------

     Net loss                                                        (3,331,027)     (1,405,689)         (606,350)       (5,343,066)

     Deemed dividend related to beneficial conversion feature            29,200              --                --            29,200
                                                                   ------------     -----------      ------------       -----------

     Net loss applicable to common stockholders                    $ (3,360,227)    $(1,405,689)     $   (606,350)      $(5,372,266)
                                                                   ============     ===========      ============       ===========

     Basic and diluted loss per share                              $      (0.32)                                        $     (0.43)
                                                                   ============                                         ===========

     Weighted average common shares outstanding used
         for basic and diluted loss per share                        10,450,529                         1,950,000 (J)    12,400,529
                                                                   ============                                         ===========

See notes to Unaudited Pro Forma Financial Statements.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. These columns reflect the historical financial position and results of operations of SIGA and Plexus.

2. For the purpose of these pro forma financial statements, equity consideration has been calculated based on Emerging Issues Task force ("EITF") 99-12, "Accounting for Formula Arrangements under EITF 95-19". For this calculation, SIGA used the average market price for a few days before and after the merger was agreed to and announced, May 14, 2003. Based on EITF 99-12, the value of the common stock issued was approximately $3,409,000. As part of the asset purchase agreement, SIGA exchanged outstanding Plexus options and warrants for 190,950 options and warrants to purchase SIGA common stock. The value attributed to the options and warrants exchanged was approximately $256,000. In addition, loans made to Plexus, payments made on behalf Plexus prior to the asset purchase agreement and expected costs incurred for the transaction amounted to approximately $250,000.

The preliminary allocation of the above purchase price of approximately $3,915,000 is as follows:

Net liabilities assumed      $  (501,000)
Acquired technology          $ 2,191,000
Contracts and grants         $   741,000
Covenant not to compete      $   707,000
Goodwill                     $   777,000
                             -----------

                             $ 3,915,000

3. The following adjustments were made to the balance sheet as of March 31, 2003 to give effect to the transaction:

      A) Elimination of amounts previously funded to Plexus prior to March 31, 2003.

      B)    Adjustment of fixed assets to fair value.

      C) To record acquired technology, covenant not to compete, contracts and grants and goodwill.

      D)    Costs incurred by SIGA related to the acquisition.

      E) Elimination of cash, other assets, deferred salary, notes payable, common stock, deferred stock compensation, notes receivable and accumulated deficit of Plexus as a result of the transaction.

      F)    Common stock equity consideration less registration costs.

      G)    Common stock options and warrants consideration.

4. The following adjustments were made to the statement of operations for the three months ended March 31, 2003 and for the year ended December 31, 2002 to give effect to the transaction:

      H) Amortization of the covenant not to compete based on the contractual life of the agreement.

      I) Amortization of acquired technology and contracts and grants over the estimated useful life.

      J)    Weighted average shares increase based on common stock issued.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         SIGA TECHNOLOGIES, INC.

                                         By:  /s/ Thomas N. Konatich
                                              ----------------------------------
                                              Thomas N. Konatich
                                              Acting Chief Executive Officer and
                                              Chief Financial Officer

Date: July 22, 2003